Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated March 11, 2021, with respect to the financial statements of Mackinac Financial Corporation as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, and to the reference to us under the heading “Experts” in the prospectus, which is part of this Registration Statement.

Grand Rapids, Michigan

August 27, 2021